UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2012

ENERGY CONVERSION DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8403	38-1749884
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Lapeer Road, Auburn Hills, MI		48326
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (248) 475-0100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The NASDAQ Stock Market (“NASDAQ”) announced today that it will delist the common stock of Energy Conversion Devices, Inc. (the “Company”). The Company’s common stock was suspended on February 24, 2012 and has not traded on NASDAQ since that time. NASDAQ will file a Form 25 with the Securities and Exchange Commission to complete the delisting. The delisting becomes effective 10 days after the Form 25 is filed.

The Company’s common stock is currently trading on the Pink OTC Markets (the “Pink Sheets”) under the symbol “ENERQ.” However, the Company can give no assurance that trading in its common stock will continue on the Pink Sheets or any other securities exchange or quotation medium.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY CONVERSION DEVICES, INC.

By:	/s/ Jay B. Knoll
Name:	Jay B. Knoll
Title:	Executive Vice President and Chief Restructuring Officer

Date: March 14, 2012